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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 16, 2006

                          LEVEL 3 COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                     47-0210602
    (State or other jurisdiction of                (IRS employer identification
             incorporation) No.)

  1025 Eldorado Blvd., Broomfield, Colorado                               80021
 (Address of principal executive offices)                           (Zip code)

                                  720-888-1000
              (Registrant's telephone number, including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X]     Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.   Entry into a Material Definitive Agreement.

On October 16, 2006, Level 3 Communications, Inc. ("Level 3") entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among Level 3, Level 3 Services, LLC and Level 3 Colorado, Inc., each a wholly owned subsidiary of Level 3, and Broadwing Corporation, a Delaware corporation ("Broadwing"), pursuant to which Broadwing will be merged with and into a wholly owned subsidiary of Level 3(the "Merger") on the terms and subject to the conditions of the Merger Agreement, with the Level 3 subsidiary continuing as the surviving entity.

Under the terms of the Merger Agreement, each share of Broadwing's common stock outstanding immediately prior to the Merger (except for shares for which appraisal rights are exercised) will be converted into $8.18 of cash and 1.3411 shares of Level 3 common stock. Level 3 expects to pay approximately $744 million of cash and issue 122 million shares of its common stock in the Merger.

Closing of the Merger is subject to customary conditions, including approval of the Merger by a majority of Broadwing's common shares entitled to vote thereon, receipt of applicable regulatory approvals, the effectiveness of a registration statement on Form S-4 in connection with the registration under the Securities Act of 1933, as amended, of the Level 3 common stock to be issued in the merger, no material adverse change in the business or condition of Broadwing prior to the effective time of the Merger and holders of less than ten percent (10%) of Broadwing's outstanding common stock exercising appraisal or dissenter's rights.

In connection with the Merger Agreement, Dr. David R. Huber, the Chairman of the Board of Directors of Broadwing, and certain entities related to Dr. Huber who in the aggregate hold shares of Broadwing common stock representing approximately 8.9% of the outstanding common stock of Broadwing, have executed a voting agreement which, subject to limited exceptions, requires such stockholders to vote their Broadwing shares in favor of the Merger.

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this type regarding, among other things, Broadwing's corporate organization and capitalization, the accuracy of its reports and financial statements filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the absence of certain changes or events relative to Broadwing since December 31, 2005, and Broadwing's receipt of fairness opinions regarding the Merger from its financial advisors. Similarly, Level 3 makes representations and warranties regarding, among other things, its corporate organization and capitalization and the accuracy of its reports and financial statements filed under the Exchange Act.

The Merger Agreement also includes covenants governing, among other things, Broadwing's operations outside the ordinary course of business prior to the closing of the Merger. In addition, the Merger Agreement contains certain termination rights allowing Broadwing, Level 3 or both parties to terminate the agreement upon the occurrence of certain conditions, including the failure to consummate the Merger by October 16, 2007.

A copy of the Merger Agreement is attached as Exhibit 10.1 and a copy of the form of Voting Agreement is attached as Exhibit 10.2 and each of them are incorporated herein by reference. The foregoing description of the Merger Agreement and Voting Agreement is qualified in its entirety by reference to the full text of the Merger Agreement and Voting Agreement. The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.
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As described above, the Merger Agreement contains representations and warranties that Level 3 and Broadwing made to each other as of the date of the Merger Agreement or other specific dates, and such representations and warranties should not be relied upon by any other person. The assertions embodied in those representations and warranties were made solely for purposes of the contract between Level 3 and Broadwing and are subject to important qualifications and limitations agreed to by Level 3 and Broadwing in connection with negotiating the Merger Agreement. Accordingly, you should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date since they are modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk between Level 3 and Broadwing rather than establishing matters as facts.

Item 7.01.  Regulation FD Disclosure.

On October 17, 2006, Level 3 issued a press release announcing that it has signed a Merger Agreement to acquire Broadwing. This press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated by reference as if set forth in full. The furnishing of this information shall not be deemed an admission as to the materiality of the information included in this Form 8-K. This information is not filed but is furnished to the Securities and Exchange Commission (the "SEC") pursuant to Item 7.01 of Form 8-K.

This document shall not constitute an offer of any securities for sale. The proposed transaction will be submitted to Broadwing's stockholders for their consideration. Level 3 and Broadwing will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. Stockholders of Broadwing are urged to read the registration statement and the proxy statement/prospectus and any other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to those documents, because they will contain important information. Stockholders of Level 3 can obtain more information about the proposed transaction by reviewing the Form 8-K to be filed by Level 3 in connection with the announcement of the transaction, and any other relevant documents filed with the SEC when they become available. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Level 3 and Broadwing, at the SEC's Web site (http://www.sec.gov). Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can be obtained, without charge, by directing a request to Level 3, Investor Relations, 1025 Eldorado Blvd., Broomfield, CO 80021, 720-888-2500 or to Broadwing, Investor Relations, 1122 Capital of Texas Highway South Austin, TX 78746-6426, (866) 426-7847.

Level 3, Broadwing and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Broadwing in connection with the proposed transaction. Information about the directors and executive officers of Level 3 is set forth in the proxy statement on Schedule 14A, dated April 6, 2006, as supplemented, for Level 3's 2006 annual meeting of stockholders. Information about directors and executive officers of Broadwing and their ownership of Broadwing common stock is set forth in the proxy statement on Schedule 14A, filed with the SEC on March 24, 2006, for Broadwing's 2006 annual meeting of stockholders. Additional information regarding participants in the proxy solicitation may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.


Item 9.01.  Financial Statements and Exhibits.

10.1 Agreement and Plan of Merger, dated as of October 16, 2006.

10.2 Voting Agreement, dated as of October 16, 2006.

99.1 Press Release dated October 17, 2006.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: October 17, 2006                             LEVEL 3 COMMUNICATIONS, INC.
                                                     (Registrant)



                                                   By:  /s/ Neil J. Eckstein
                                                    Name: Neil J. Eckstein
                                                    Title: Senior Vice President


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                                  EXHIBIT INDEX

Exhibit No.       Description

Exhibit 10.1 Agreement and Plan of Merger, dated as of October 16, 2006.

Exhibit 10.2 Voting Agreement, dated as of October 16, 2006.

Exhibit 99.1 Press Release dated October 17, 2006.